Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica McShane
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.mcshane@progress.com

Progress 2019 Second Quarter Results Exceed Guidance

Raises Guidance for Operating Margin and Earnings per Share

Completes Ipswitch Acquisition and New Credit Facility

BEDFORD, MA, June 27, 2019 (BUSINESSWIRE) — Progress (NASDAQ: PRGS), the leading provider of application development and digital experience technologies, today announced results for its fiscal second quarter ended May 31, 2019.

On a GAAP basis, revenue was $100.0 million during the quarter compared to $92.9 million in the same quarter last year, a year-over-year increase of 8% on an actual currency basis, and 10% on a constant currency basis. On a non-GAAP basis, revenue was $103.5 million during the quarter compared to $93.0 million in the same quarter last year, an increase of 11% on an actual currency basis and 14% on a constant currency basis.

On a GAAP basis, diluted earnings per share during the quarter was $0.18 compared to $0.28 in the same quarter last year, a decrease of 36%. On a non-GAAP basis, diluted earnings per share during the quarter was $0.65 compared to $0.55 in the same quarter last year, an increase of 18%.

“We exceeded both our revenue and EPS guidance for Q2, and also completed the acquisition of Ipswitch during the quarter,” said Yogesh Gupta, CEO at Progress. “I'm very pleased with the integration so far, and we are focused on achieving our targeted shareholder returns for this acquisition even earlier than we had anticipated. Our businesses are performing well, and we are on track to achieve our financial goals for 2019, including our increased guidance for margin and earnings per share.”

Additional financial highlights included(1):

	Three Months Ended
	GAAP			Non-GAAP
(In thousands, except percentages and per share amounts)	May 31, 2019	May 31, 2018	% Change	May 31, 2019	May 31, 2018	% Change
Revenue	$99,995	$92,864	8%	$103,475	$92,956	11%
Income from operations	14,741	18,550	(21)%	38,888	34,122	14%
Operating margin	15%	20%	(25)%	38%	37%	3%
Net income	8,181	12,904	(37)%	29,417	25,302	16%
Diluted earnings per share	0.18	0.28	(36)%	0.65	0.55	18%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$40,674	$42,129	(3)%	$40,438	$42,761	(5)%
(1)The Company adopted the new accounting standard related to revenue recognition ("ASC 606") effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.

Paul Jalbert, CFO, said: “I’m very pleased with our second quarter performance, including our strong cash flow generation. Our continued strong execution gives us confidence to raise our full year guidance for both operating margin and EPS, and I look forward to sustaining our momentum in the second half of the year.”

Other fiscal second quarter 2019 metrics and recent results included:

•	Cash, cash equivalents and short-term investments were $128.6 million at the end of the quarter;

•	DSO was 42 days compared to 40 days in the fiscal second quarter of 2018 and 56 days in the fiscal first quarter of 2019; and

•
On June 25, 2019, our Board of Directors declared a quarterly dividend of $0.155 per share of common stock that will be paid on September 16, 2019 to shareholders of record as of the close of business on September 2, 2019.

Ipswitch Acquisition

As previously disclosed, Progress completed the acquisition of privately held Ipswitch, Inc. during the second quarter of fiscal year 2019 for approximately $225 million in cash. Ipswitch provides Progress with leading network management and secure data file transfer capabilities for small and medium-sized businesses and enterprises. Progress expects Ipswitch to meaningfully contribute to non-GAAP revenue, profitability and cash flow in fiscal 2019. The acquisition was accounted for as a business combination, and accordingly, the results of operations of Ipswitch are included in our operating results as part of the OpenEdge business segment from the date of acquisition. Progress funded the purchase price from a combination of existing cash resources and a $185.0 million term loan, which is part of a new $401.0 million term loan and revolving credit facility with JPMorgan Chase Bank, N.A. and a syndicate of other lenders. This new credit facility replaced Progress' prior revolving credit facility.

2019 Business Outlook

Progress provides the following revised guidance for the fiscal year ending November 30, 2019 and the fiscal third quarter ending August 31, 2019:

(In millions, except percentages and per share amounts)	FY 2019 GAAP	FY 2019 Non-GAAP	Q3 2019 GAAP	Q3 2019 Non-GAAP
Revenue	$404 - $410	$422 - $428	$101 - $104	$109 - $112
Diluted earnings per share	$0.73 - $0.79	$2.52 - $2.57	$0.15 - $0.17	$0.68 - $0.70
Operating margin	14% - 15%	36% - 37%	*	*
Cash from operations (GAAP) / Adjusted free cash flow (Non-GAAP)	$128 - $133	$125 - $130	*	*
Effective tax rate	27%	19%	*	*
* We do not provide guidance for this financial measure.

Based on current exchange rates, the expected negative currency translation impact on Progress' fiscal year 2019 business outlook compared to 2018 exchange rates is approximately $6.2 million on GAAP and non-GAAP revenue, and approximately $0.05 on GAAP and non-GAAP diluted earnings per share. The expected negative currency translation impact on Progress' fiscal Q3 2019 business outlook compared to 2018 exchange rates on GAAP and non-GAAP revenue, and on GAAP and non-GAAP diluted earnings per share is approximately $1.0 million and $0.01, respectively. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal second quarter of 2019 at 5:00 p.m. ET on Thursday, June 27, 2019. The call can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-800-458-4121, pass code 7312666. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States ("GAAP"). Progress believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results.  A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is also available on the Progress website within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, including our recent acquisition of Ipswitch, and may make acquisitions in the future, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2018. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) offers the leading platform for developing and deploying strategic business applications. We enable customers and partners to deliver modern, high-impact digital experiences with a fraction of the effort, time and cost. Progress offers powerful tools for easily building adaptive user experiences across any type of device or touchpoint, award-winning machine learning that enables cognitive capabilities to be a part of any application, the flexibility of a serverless cloud to deploy modern apps, business rules, web content management, plus leading data connectivity technology. Over 1,700 independent software vendors, 100,000 enterprise customers, and 2 million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	May 31, 2019	May 31, 2018(1)	% Change	May 31, 2019	May 31, 2018(1)	% Change
Revenue:
Software licenses	$29,728	$22,526	32%	$52,530	$48,580	8%
Maintenance and services	70,267	70,338	—%	137,014	139,694	(2)%
Total revenue	99,995	92,864	8%	189,544	188,274	1%
Costs of revenue:
Cost of software licenses	925	1,233	(25)%	2,092	2,494	(16)%
Cost of maintenance and services	10,580	9,511	11%	20,019	19,335	4%
Amortization of acquired intangibles	6,106	5,899	4%	11,539	11,717	(2)%
Total costs of revenue	17,611	16,643	6%	33,650	33,546	—%
Gross profit	82,384	76,221	8%	155,894	154,728	1%
Operating expenses:
Sales and marketing	24,832	21,658	15%	47,155	43,086	9%
Product development	21,688	19,822	9%	41,578	40,067	4%
General and administrative	12,654	12,190	4%	24,939	23,452	6%
Amortization of acquired intangibles	4,585	3,318	38%	7,773	6,637	17%
Fees related to shareholder activist	—	214	*	—	1,472	*
Restructuring expenses	2,777	426	552%	3,192	2,247	42%
Acquisition-related expenses	1,107	43	2,474%	1,107	86	1,187%
Total operating expenses	67,643	57,671	17%	125,744	117,047	7%
Income from operations	14,741	18,550	(21)%	30,150	37,681	(20)%
Other expense, net	(2,317)	(1,284)	(80)%	(4,320)	(2,869)	(51)%
Income before income taxes	12,424	17,266	(28)%	25,830	34,812	(26)%
Provision for income taxes	4,243	4,362	(3)%	8,247	8,175	1%
Net income	$8,181	$12,904	(37)%	$17,583	$26,637	(34)%

Earnings per share:
Basic	$0.18	$0.28	(36)%	$0.39	$0.58	(33)%
Diluted	$0.18	$0.28	(36)%	$0.39	$0.57	(32)%
Weighted average shares outstanding:
Basic	44,611	45,531	(2)%	44,784	46,030	(3)%
Diluted	45,287	46,087	(2)%	45,287	46,781	(3)%

Cash dividends declared per common share	$0.155	$0.140	11%	$0.310	$0.280	11%
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:

Cost of revenue	$250	$269	(7)%	$494	$515	(4)%
Sales and marketing	1,190	995	20%	2,237	1,365	64%
Product development	1,936	1,984	(2)%	3,863	4,030	(4)%
General and administrative	2,740	2,332	17%	5,327	4,240	26%
Total	$6,116	$5,580	10%	$11,921	$10,150	17%

*Not meaningful

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	May 31, 2019	November 30, 2018(1)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$128,553	$139,513
Accounts receivable, net	52,040	59,715
Unbilled receivables	5,160	1,421
Other current assets	18,553	25,080
Assets held for sale	—	5,776
Total current assets	204,306	231,505
Property and equipment, net	32,971	30,714
Goodwill and intangible assets, net	583,530	373,911
Long-term unbilled receivables	4,488	1,811
Other assets	4,610	6,209
Total assets	$829,905	$644,150
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$61,268	$57,005
Current portion of long-term debt, net	7,002	5,819
Short-term deferred revenue	135,929	123,210
Total current liabilities	204,199	186,034
Long-term deferred revenue	14,476	12,730
Long-term debt, net	291,194	110,270
Other long-term liabilities	4,689	11,114
Shareholders’ equity:
Common stock and additional paid-in capital	282,193	267,053
Retained earnings	33,154	56,949
Total shareholders’ equity	315,347	324,002
Total liabilities and shareholders’ equity	$829,905	$644,150
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands)	May 31, 2019	May 31, 2018(1)	May 31, 2019	May 31, 2018(1)
Cash flows from operating activities:
Net income	$8,181	$12,904	$17,583	$26,637
Depreciation and amortization	12,852	11,331	23,338	22,633
Stock-based compensation	6,116	5,580	11,921	10,150
Other non-cash adjustments	(3,611)	(1,857)	(6,438)	(1,448)
Changes in operating assets and liabilities	17,136	14,171	18,713	15,753
Net cash flows from operating activities	40,674	42,129	65,117	73,725
Capital expenditures	(834)	(1,810)	(1,080)	(3,196)
Issuances of common stock, net of repurchases	2,409	(42,798)	(20,697)	(85,329)
Dividend payments to shareholders	(6,894)	(6,482)	(13,886)	(13,101)
Payments for acquisitions, net of cash acquired	(225,298)	—	(225,298)	—
Proceeds from the issuance of debt, net of payment of issuance costs	183,374	—	183,374	—
Proceeds from sale of property, plant and equipment, net	6,146	—	6,146	—
Payments of principal on long-term debt	—	(1,547)	(1,547)	(3,094)
Other	(4,482)	(12,789)	(3,089)	(8,414)
Net change in cash, cash equivalents and short-term investments	(4,905)	(23,297)	(10,960)	(39,409)
Cash, cash equivalents and short-term investments, beginning of period	133,458	167,497	139,513	183,609
Cash, cash equivalents and short-term investments, end of period	$128,553	$144,200	$128,553	$144,200
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.

RESULTS OF OPERATIONS BY SEGMENT
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands)	May 31, 2019	May 31, 2018(1)	% Change	May 31, 2019	May 31, 2018(1)	% Change
Segment revenue:
OpenEdge	$67,820	$69,607	(3)%	$133,072	$136,270	(2)%
Data Connectivity and Integration	12,932	3,411	279%	18,932	12,903	47%
Application Development and Deployment	19,243	19,846	(3)%	37,540	39,101	(4)%
Total revenue	99,995	92,864	8%	189,544	188,274	1%
Segment costs of revenue and operating expenses:
OpenEdge	19,097	15,013	27%	37,412	30,775	22%
Data Connectivity and Integration	1,806	1,674	8%	3,306	3,303	—%
Application Development and Deployment	5,547	6,199	(11)%	10,974	12,997	(16)%
Total costs of revenue and operating expenses	26,450	22,886	16%	51,692	47,075	10%
Segment contribution margin:
OpenEdge	48,723	54,594	(11)%	95,660	105,495	(9)%
Data Connectivity and Integration	11,126	1,737	541%	15,626	9,600	63%
Application Development and Deployment	13,696	13,647	—%	26,566	26,104	2%
Total contribution margin	73,545	69,978	5%	137,852	141,199	(2)%
Other unallocated expenses(2)	58,804	51,428	14%	107,702	103,518	4%
Income from operations	14,741	18,550	(21)%	30,150	37,681	(20)%
Other expense, net	(2,317)	(1,284)	(80)%	(4,320)	(2,869)	(51)%
Income before income taxes	$12,424	$17,266	(28)%	$25,830	$34,812	(26)%

(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
(2)The following expenses are not allocated to our segments as we manage and report our business in these functional areas on a consolidated basis only: certain product development and corporate sales and marketing expenses, customer support, administration, amortization of acquired intangibles, stock-based compensation, fees related to shareholder activist, restructuring, and acquisition-related expenses.

SUPPLEMENTAL INFORMATION
(Unaudited)

Revenue by Type

(In thousands)	Q2 2018(1)	Q3 2018(1)	Q4 2018(1)	Q1 2019	Q2 2019
Software licenses	$22,526	$22,852	$28,367	$22,802	$29,728
Maintenance	63,058	62,170	61,759	59,999	62,528
Services	7,280	7,581	7,977	6,748	7,739
Total revenue	$92,864	$92,603	$98,103	$89,549	$99,995

Revenue by Region

(In thousands)	Q2 2018(1)	Q3 2018(1)	Q4 2018(1)	Q1 2019	Q2 2019
North America	$47,351	$49,756	$54,952	$46,498	$57,060
EMEA	35,049	32,663	34,047	33,372	33,633
Latin America	4,243	4,600	4,260	4,461	4,108
Asia Pacific	6,221	5,584	4,844	5,218	5,194
Total revenue	$92,864	$92,603	$98,103	$89,549	$99,995

Revenue by Segment

(In thousands)	Q2 2018(1)	Q3 2018(1)	Q4 2018(1)	Q1 2019	Q2 2019
OpenEdge	$69,607	$68,519	$73,016	$65,252	$67,820
Data Connectivity and Integration	3,411	4,563	5,663	6,000	12,932
Application Development and Deployment	19,846	19,521	19,424	18,297	19,243
Total revenue	$92,864	$92,603	$98,103	$89,549	$99,995
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - SECOND QUARTER
(Unaudited)

	Three Months Ended				% Change
(In thousands, except per share data)	May 31, 2019		May 31, 2018(1)		Non-GAAP
Adjusted revenue:
GAAP revenue	$99,995		$92,864
Acquisition-related revenue(2)	3,480		92
Non-GAAP revenue	$103,475	100%	$92,956	100%	11%

Adjusted income from operations:
GAAP income from operations	$14,741	15%	$18,550	20%
Amortization of acquired intangibles	10,691	10%	9,217	10%
Fees related to shareholder activist	—	—%	214	—%
Restructuring expenses and other	2,753	3%	426	—%
Stock-based compensation	6,116	6%	5,580	7%
Acquisition-related revenue(2) and expenses	4,587	4%	135	—%
Non-GAAP income from operations	$38,888	38%	$34,122	37%	14%

Adjusted net income:
GAAP net income	$8,181	8%	$12,904	14%
Amortization of acquired intangibles	10,691	10%	9,217	10%
Fees related to shareholder activist	—	—%	214	—%
Restructuring expenses and other	2,753	2%	426	—%
Stock-based compensation	6,116	6%	5,580	6%
Acquisition-related revenue(2) and expenses	4,587	5%	135	—%
Provision for income taxes	(2,911)	(3)%	(3,174)	(3)%
Non-GAAP net income	$29,417	28%	$25,302	27%	16%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.18		$0.28
Amortization of acquired intangibles	0.24		0.20
Fees related to shareholder activist	—		—
Restructuring expenses and other	0.06		0.01
Stock-based compensation	0.13		0.13
Acquisition-related revenue(2) and expenses	0.10		—
Provision for income taxes	(0.06)		(0.07)
Non-GAAP diluted earnings per share	$0.65		$0.55		18%

Non-GAAP weighted avg shares outstanding - diluted	45,287		46,087		(2)%

(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
(2)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch in fiscal year 2019 and to Progress' OpenEdge business segment for Kinvey and Application Development and Deployment business segment for Telerik in fiscal year 2018.

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - YEAR TO DATE
(Unaudited)

	Six Months Ended				% Change
(In thousands, except per share data)	May 31, 2019		May 31, 2018(1)		Non-GAAP
Adjusted revenue:
GAAP revenue	$189,544		$188,274
Acquisition-related revenue(2)	3,480		220
Non-GAAP revenue	$193,024	100%	$188,494	100%	2%

Adjusted income from operations:
GAAP income from operations	$30,150	16%	$37,681	20%
Amortization of acquired intangibles	19,312	10%	18,354	10%
Fees related to shareholder activist	—	—%	1,472	1%
Restructuring expenses and other	3,168	2%	2,247	1%
Stock-based compensation	11,921	6%	10,150	5%
Acquisition-related revenue(2) and expenses	4,587	2%	306	—%
Non-GAAP income from operations	$69,138	36%	$70,210	37%	(2)%

Adjusted net income:
GAAP net income	$17,583	9%	$26,637	14%
Amortization of acquired intangibles	19,312	10%	18,354	10%
Fees related to shareholder activist	—	—%	1,472	1%
Restructuring expenses and other	3,168	2%	2,247	1%
Stock-based compensation	11,921	6%	10,150	6%
Acquisition-related revenue(2) and expenses	4,587	2%	306	—%
Provision for income taxes	(4,395)	(2)%	(7,281)	(4)%
Non-GAAP net income	$52,176	27%	$51,885	28%	1%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.39		$0.57
Amortization of acquired intangibles	0.43		0.39
Fees related to shareholder activist	—		0.03
Restructuring expenses and other	0.07		0.05
Stock-based compensation	0.26		0.22
Acquisition-related revenue(2) and expenses	0.10		0.01
Provision for income taxes	(0.10)		(0.16)
Non-GAAP diluted earnings per share	$1.15		$1.11		4%

Non-GAAP weighted avg shares outstanding - diluted	45,287		46,781		(3)%

(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
(2)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch in fiscal year 2019 and to Progress' OpenEdge business segment for Kinvey and Application Development and Deployment business segment for Telerik in fiscal year 2018.

OTHER NON-GAAP FINANCIAL MEASURES - SECOND QUARTER
(Unaudited)

Revenue by Type

(In thousands)	Q2 2019	Non-GAAP Adjustment(1)	Non-GAAP Revenue
Software licenses	$29,728	$33	$29,761
Maintenance	62,528	3,123	65,651
Services	7,739	324	8,063
Total revenue	$99,995	$3,480	$103,475

Revenue by Region

(In thousands)	Q2 2019	Non-GAAP Adjustment(1)	Non-GAAP Revenue
North America	$57,060	$2,620	$59,680
EMEA	33,633	579	34,212
Latin America	4,108	61	4,169
Asia Pacific	5,194	220	5,414
Total revenue	$99,995	$3,480	$103,475

Revenue by Segment

(In thousands)	Q2 2019	Non-GAAP Adjustment(1)	Non-GAAP Revenue
OpenEdge	$67,820	$3,480	$71,300
Data Connectivity and Integration	12,932	—	12,932
Application Development and Deployment	19,243	—	19,243
Total revenue	$99,995	$3,480	$103,475

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch in fiscal year 2019.

Adjusted Free Cash Flow

(In thousands)	Q2 2019	Q2 2018	% Change
Cash flows from operations	$40,674	$42,129	(3)%
Purchases of property and equipment	(834)	(1,810)	(54)%
Free cash flow	39,840	40,319	(1)%
Add back: restructuring payments	598	2,442	(76)%
Adjusted free cash flow	$40,438	$42,761	(5)%

OTHER NON-GAAP FINANCIAL MEASURES - YEAR TO DATE
(Unaudited)

Revenue by Type

(In thousands)	YTD 2019	Non-GAAP Adjustment(1)	Non-GAAP Revenue
Software licenses	$52,530	$33	$52,563
Maintenance	122,527	3,123	125,650
Services	14,487	324	14,811
Total revenue	$189,544	$3,480	$193,024

Revenue by Region

(In thousands)	YTD 2019	Non-GAAP Adjustment(1)	Non-GAAP Revenue
North America	$103,558	$2,620	$106,178
EMEA	67,005	579	67,584
Latin America	8,569	61	8,630
Asia Pacific	10,412	220	10,632
Total revenue	$189,544	$3,480	$193,024

Revenue by Segment

(In thousands)	YTD 2019	Non-GAAP Adjustment(1)	Non-GAAP Revenue
OpenEdge	$133,072	$3,480	$136,552
Data Connectivity and Integration	18,932	—	18,932
Application Development and Deployment	37,540	—	37,540
Total revenue	$189,544	$3,480	$193,024

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch in fiscal year 2019.

Adjusted Free Cash Flow

(In thousands)	YTD 2019	YTD Q2 2018	% Change
Cash flows from operations	$65,117	$73,725	(12)%
Purchases of property and equipment	(1,080)	(3,196)	(66)%
Free cash flow	64,037	70,529	(9)%
Add back: restructuring payments	757	5,181	(85)%
Adjusted free cash flow	$64,794	$75,710	(14)%

Non-GAAP Bookings from Application Development and Deployment Segment
(Unaudited)

(In thousands)	Q1 2018(1)	Q2 2018(1)	Q3 2018(1)	Q4 2018(1)	FY 2018(1)	Q1 2019	Q2 2019
GAAP revenue	$19,255	$19,846	$19,521	$19,424	$78,046	$18,297	$19,243
Add: change in deferred revenue
Beginning balance, as adjusted	42,128	42,041	41,593	42,789	42,128	45,291	43,817
Ending balance, as adjusted	42,041	41,593	42,789	45,291	45,291	43,817	44,704
Change in deferred revenue	(87)	(448)	1,196	2,502	3,163	(1,474)	887
Non-GAAP bookings	$19,168	$19,398	$20,717	$21,926	$81,209	$16,823	$20,130
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2019 GUIDANCE
(Unaudited)

Fiscal Year 2019 Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2018(1)	November 30, 2019
(In millions)		Low	% Change	High	% Change
GAAP revenue	$379.0	$403.7	7%	$409.7	8%
Acquisition-related adjustments - revenue(2)	0.4	18.3	*	18.3	*
Non-GAAP revenue	$379.4	$422.0	11%	$428.0	13%
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
(2)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch in fiscal year 2019 and to Progress' OpenEdge business segment for Kinvey and Application Development and Deployment business segment for Telerik in fiscal year 2018.

*Not meaningful

Fiscal Year 2019 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2019
(In millions)	Low	High
GAAP income from operations	$57.0	$61.3
GAAP operating margins	14%	15%
Acquisition-related revenue	18.3	18.3
Acquisition-related expense	1.5	1.5
Restructuring expense	4.0	4.0
Stock-based compensation	23.9	23.9
Amortization of acquired intangibles	48.1	48.1
Total adjustments	95.8	95.8
Non-GAAP income from operations	$152.8	$157.1
Non-GAAP operating margin	36%	37%

Fiscal Year 2019 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2019
(In millions, except per share data)	Low	High
GAAP net income	$32.9	$35.7
Adjustments (from previous table)	95.8	95.8
Income tax adjustment(3)	(14.3)	(14.6)
Non-GAAP net income	$114.4	$116.9

GAAP diluted earnings per share	$0.73	$0.79
Non-GAAP diluted earnings per share	$2.52	$2.57

Diluted weighted average shares outstanding	45.4	45.4

(3)Tax adjustment is based on a non-GAAP effective tax rate of approximately 19% for Low and High, calculated as follows:
Non-GAAP income from operations	$152.8	$157.1
Other (expense) income	(11.6)	(12.1)
Non-GAAP income from continuing operations before income taxes	141.2	145.0
Non-GAAP net income	114.4	116.9
Tax provision	$26.8	$28.1
Non-GAAP tax rate	19%	19%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2019 GUIDANCE
(Unaudited)

Fiscal Year 2019 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2019
(In millions)	Low	High
Cash flows from operations (GAAP)	$128	$133
Purchases of property and equipment	(6)	(6)
Add back: restructuring payments	3	3
Adjusted free cash flow (non-GAAP)	$125	$130

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q3 2019 GUIDANCE
(Unaudited)

Q3 2019 Revenue Guidance
	Three Months Ended	Three Months Ending
	August 31, 2018(1)	August 31, 2019
(In millions)		Low	% Change	High	% Change
GAAP revenue	$92.6	$100.5	9%	$103.5	12%
Acquisition-related adjustments - revenue(2)	0.1	8.5	*	8.5	*
Non-GAAP revenue	$92.7	$109.0	18%	$112.0	21%
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
(2)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch in fiscal year 2019 and to Progress' OpenEdge business segment for Kinvey and Application Development and Deployment business segment for Telerik in fiscal year 2018.

*Not meaningful

Q3 2019 Non-GAAP Earnings per Share Guidance
	Three Months Ending August 31, 2019
	Low	High
GAAP diluted earnings per share	$0.15	$0.17
Acquisition-related revenue	0.19	0.19
Acquisition-related expense	0.01	0.01
Restructuring expense	0.01	0.01
Stock-based compensation	0.12	0.12
Amortization of acquired intangibles	0.32	0.32
Total adjustments	0.65	0.65
Income tax adjustment	(0.12)	(0.12)
Non-GAAP diluted earnings per share	$0.68	$0.70